UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2007

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii		96720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    808-969-8057

                                                                                                N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant

On March 23, 2007, the Audit Committee of ML Macadamia Orchards, L. P. (“Partnership”) recommended and the Board of Directors approved the appointment of Accuity LLP (“Accuity”) as the independent registered public accounting firm for the Partnership, effective upon the completion of the services of PricewaterhouseCoopers LLP (“PwC”) related to the Partnership’s financial statements as of and for the year ended December 31, 2006 and the Partnership’s Form 10-K for the year ended December 31, 2006.

PwC’s reports on the Partnership’s financial statements as of and for the fiscal years ended December 31, 2004, and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2004, and 2005 and through March 23, 2007, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make a reference thereto in connection with its reports on the financial statements for such years.

During the fiscal years ended December 31, 2004 and 2005 and through March 23, 2007, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Partnership has requested that PwC furnish it with a letter indicating whether or not PwC agrees with the above disclosures.  A copy of such letter dated March 29, 2007 is enclosed as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: March 29, 2007
	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer